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                                                                     Exhibit 5


                           WEIL, GOTSHAL & MANGES LLP

                  767 Fifth Avenue  *  New York, NY 10153-0119
                                 (212) 310-8000
                              FAX: (212) 310-8007




                                             August 10, 1998



Indesco International, Inc.
950 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

                  We have acted as counsel to Indesco International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (No. 333-52657) (together with all amendments thereto, the "Registration Statement"), with respect to $145,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes Due 2008 (the "New Notes") to be issued under an Indenture, dated as of April 23, 1998 (the "Indenture"), among the Company, the subsidiary guarantors named therein and parties thereto (the "Subsidiary Guarantors") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The New Notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to a guarantee in the form set forth in the Indenture and to be appended to each of the New Notes (the "Subsidiary Guarantee").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the Subsidiary Guarantee, the form of New Note set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the








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Indesco International, Inc.
August 10, 1998
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conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Subsidiary Guarantors. In addition, we have assumed that the New Notes and the Subsidiary Guarantee will be executed and delivered substantially in the form examined by us.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The New Notes have been duly authorized for issuance and, when duly executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture and delivered in exchange for securities of like tenor and principal amount in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2. The Subsidiary Guarantee has been duly authorized by each Subsidiary Guarantor and, when duly executed by each Subsidiary Guarantor and appended to each New Note upon delivery thereof, will constitute the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and








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Indesco International, Inc.
August 10, 1998
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similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and to any and all references to our firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement.


                                        Very truly yours,


                                        Weil, Gotshal & Manges LLP